Exhibit to Form 8-K


                            ASSET PURCHASE AGREEMENT

                                     Between

                         TEACHER SUPPORT SOFTWARE, INC.
                                    as Seller

                                       and

                          SIBONEY LEARNING GROUP, INC.
                                  as Purchaser

                                  June 8, 2000





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                                Table of Contents
                                                                          Page

1.       DEFINITIONS.........................................................1

2.       TRANSFER OF ASSETS; CLOSING.........................................1
         2.01.    Transfer of Assets.........................................1
         2.02.    Other Transactions at Closing..............................2
         2.03.    Liabilities Not Assumed....................................2

3.       WARRANTIES AND REPRESENTATIONS OF TSSI..............................3
         3.01.    Organization and Standing of TSSI..........................3
         3.02.    Authority..................................................3
         3.03.    Good Title and Condition of Assets.........................3
         3.04.    Financial Statements.......................................3
         3.05.    Absence of Changes.........................................3
         3.06.    Payment of Debts and Liabilities...........................3
         3.07.    No Conflicting Agreements or Orders........................3
         3.08.    Compliance.................................................4
         3.09.    Litigation.................................................4
         3.10.    Condition of TSSI..........................................4
         3.11.    Employment Agreements......................................4
         3.12.    Taxes......................................................4
         3.13.    Intellectual Property......................................4
         3.14.    Leases.....................................................5
         3.15.    Insurance..................................................5
         3.16.    Other Contracts............................................5
         3.17.    Suppliers..................................................5
         3.18.    Customers..................................................5
         3.19.    ERISA......................................................5
         3.20.    Environmental..............................................6
         3.21.    No Misrepresentation.......................................6

4.       REPRESENTATIONS AND WARRANTIES OF SLG...............................6
         4.01.    Organization and Standing of SLG...........................6
         4.02.    Binding Agreement..........................................6
         4.03.    Agreement Within Authority.................................6
         4.04.    No Conflicting Agreements or Orders........................6
         4.05.    Corporate Action...........................................6
         4.06.    No Conflict................................................6
         4.07.    No Misrepresentation.......................................6

5.       COVENANTS OF SLG....................................................7
         5.01.    Information................................................7
         5.02.    Performance of Assigned Contracts..........................7
         5.03.    Marketing and Customer Support.............................7

6.       COVENANTS OF TSSI...................................................7
         6.01.    Access to Information......................................7
         6.02.    Maintain Assets............................................7
         6.03.    Maintain Organization......................................7
         6.04.    Regular Course of Business.................................7
         6.05.    Insurance..................................................7
         6.06.    [Intentionally Deleted]....................................7
         6.07.    Business Changes...........................................7
         6.08.    Consents...................................................8

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SLG..........................8
         7.01.    No Adverse Change..........................................8
         7.02.    Representations, Warranties and Agreements of TSSI.........8
         7.03.    Opinion of Counsel.........................................8
         7.04.    Absence of Litigation......................................8
         7.05.    Corporate Approval.........................................8
         7.06.    Consents...................................................8
         7.07.    Officer's Certificate......................................8
         7.08.    Approval of Documents......................................9
         7.09.    Casualty Loss..............................................9
         7.10.    Termination of Existing License Agreement..................9
         7.11.    Accountants' Letter........................................9
         7.12.    Non-Competition Agreements with John B.
                  Jinks, Jr., Lynn Domenech and Joseph Domenech..............9
         7.13.    Agreements with Ruth Smith and Jason Cook..................9
         7.14.    Allocation of Purchase Price...............................9

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF TSSI.........................9
         8.01.    Representations, Warranties and Agreements of SLG..........9
         8.02.    Opinion of Counsel........................................10
         8.03.    Assumption of Assigned Contracts..........................10
         8.04.    Consents..................................................10
         8.05.    Officers' Certificate.....................................10
         8.06.    Approval of Documents.....................................10
         8.07.    Allocation of Purchase Price..............................10
         8.08.    Termination of Existing License Agreement.................10

9.       INDEMNIFICATION....................................................10
         9.01.    Indemnification of SLG by TSSI............................10
         9.02.    Indemnification of TSSI by SLG............................11
         9.03.    Notice to Indemnifying Party..............................12

10.      CLOSING AND RISK OF LOSS...........................................12
         10.01.   Place and Time............................................12
         10.02.   Risk of Loss..............................................12
         10.03.   Simultaneous Performance..................................12
         10.04.   Transfer of Possession....................................12

11.      MISCELLANEOUS......................................................12
         11.01.   No Commission.............................................12
         11.02.   Survival of Representations and Warranties................12
         11.03.   Change of Name............................................13
         11.04.   Incorporation of Schedules................................13
         11.05.   Further Assurances........................................13
         11.06.   Limited Assumption of TSSI's Liabilities..................13
         11.07.   Transfer Taxes............................................14
         11.08.   Notices...................................................14
         11.09.   Entire Agreement..........................................14
         11.10.   Binding Effect............................................15
         11.11.   Third Parties.............................................15
         11.12.   Expenses of the Parties...................................15
         11.13.   Counterparts..............................................15
         11.14.   Headings..................................................15
         11.15.   Mail and Communications...................................15
         11.16.   [Intentionally Deleted]...................................15
         11.17.   Acquisition Subsidiary....................................15
         11.18.   Missouri Law to Govern....................................15


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                        ASSET PURCHASE AGREEMENT BETWEEN
                        SIBONEY LEARNING GROUP, INC. AND
                         TEACHER SUPPORT SOFTWARE, INC.


This Asset Purchase Agreement (the "Agreement") is entered into as of the 8th day of June, 2000, by SIBONEY LEARNING GROUP, INC., a Missouri corporation ("SLG"), and TEACHER SUPPORT SOFTWARE, INC., a Florida corporation ("TSSI").

A. TSSI owns all of the assets, rights and property necessary for, and operates a business which is engaged in, the design, manufacture, sale and distribution of computer software sold and used for educational purposes (the "Business"); and

B. John B. Jinks, Jr. is the majority shareholder of TSSI; and

C. The Board of Directors and the shareholders of TSSI have authorized and approved this Agreement and have determined that it is in the best interests of TSSI and its shareholders for TSSI to sell the assets described herein to SLG in exchange for the consideration provided for below;

THEREFORE, in consideration of the agreements set forth herein, and subject to the conditions herein contained, it is mutually agreed as follows:

1.       DEFINITIONS.

Schedule 1.01 contains certain definitions of capitalized terms used in this Agreement for ease of reference.

2.       TRANSFER OF ASSETS; CLOSING.

Transfer of Assets. At the Closing, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants contained herein, TSSI shall sell, transfer, convey and assign to SLG, and SLG shall acquire, the Assets in exchange for:

(a) the payment and delivery to TSSI of: (i) Three Hundred Thousand Dollars ($300,000.00) by wire transfer or cashier's check;

(b) the delivery to TSSI of the promissory note of SLG in the principal amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), calling for fourteen (14) quarterly principal payments, without interest, of Twenty-Five Thousand and No/100 Dollars
         ($25,000.00) each, with first payment on October 31, 2000, and succeeding payments every 3 months thereafter (January 31, April 30, July 31, and October 31) with a final payment on January 31, 2004, all of which obligations are guaranteed by Siboney Corporation, a Maryland corporation, parent corporation of SLG, and otherwise as provided in the form of promissory note attached hereto as Schedule 2.01(b) ("the Note"); and

(c)      the following contingent payments (the "Contingent Payments"):

         (i) if, for the year beginning January 1, 2001 and ending December 31, 2001, annual net sales of TSSI Products, plus annual net sales of products included in or based on the Assets, plus annual sales generated by Ruth Smith in Orchard products exceed $800,000.00, SLG will pay TSSI an amount equal to 12% of such annual net sales over $800,000.00 during such calendar year, with payment to be made not later than 60 days after the close of each such year; and

         (ii) SLG will make the same Contingent Payment on the same basis as set forth above for calendar years 2002 and 2003.

         (iii) SLG shall provide TSSI and its representatives access to all records that they reasonably request for the purpose of verifying the amounts of the Contingent Payments.

                 Other Transactions at Closing. At the Closing:

(d) TSSI will deliver to SLG full possession of the Assets and such bills of sale, endorsements, assignments and other good and sufficient instruments of sale, conveyance, transfer and assignment, in form and substance satisfactory to SLG (including a Bill of Sale and Assignment in the form of Schedule 2.02(a)), as are required or desirable in the opinion of SLG's counsel to effectively vest in SLG full, indefeasible, merchantable, legal, equitable and beneficial title to the Assets, with full substitution and subrogation to all rights and actions of warranty, free and clear of all debts, claims, security interests, liens, encumbrances and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature;

(e) SLG will assume and agree to perform the post-Closing obligations of TSSI under the Assigned Contracts pursuant to an Assumption Agreement in the form of Schedule 2.02(b); and

(f) Lynn Domenech, Joseph A. Domenech and John B. Jinks, Jr. shall have executed and delivered to SLG Covenants Not To Compete (referred to in Section 7.12); and

(g) the parties will perform all of the other obligations required to be performed by them at or before the Closing, including without limitation, fulfilling the conditions delivering the documents and fulfilling the conditions set forth in Article VII hereof.

(h) As security for the payment of the unpaid part of the purchase price as evidenced by the promissory note referred to in Section 2.01(b), TSSI shall have a lien upon the Assets until such amounts are paid in full, provided that such lien be fully subordinated to the lien of SLG's and Siboney's current and future principal lender.

Liabilities Not Assumed. OTHER THAN THE POST-CLOSING OBLIGATIONS OF TSSI UNDER THE ASSIGNED CONTRACTS, SLG IS NOT ASSUMING AND IS NOT RESPONSIBLE FOR ANY LIABILITIES OR OBLIGATIONS OF TSSI OR THE BUSINESS, INCLUDING WITHOUT LIMITATION, ALL ACCOUNTS PAYABLE OF TSSI THROUGH THE CLOSING DATE.

3.       WARRANTIES AND REPRESENTATIONS OF TSSI.

TSSI represents, warrants to and covenants and agrees with SLG as follows:

Organization and Standing of TSSI. TSSI is a corporation duly organized, validly existing and is in good standing under the corporate and other laws of the state of Florida and has all necessary power and authority to own its assets as now owned and to carry on the Business as now conducted.

Authority. TSSI has full power and authority to enter into this Agreement and to complete the Closing, which have been duly authorized by all required corporate and other action on the part of TSSI.

Good Title and Condition of Assets. TSSI has good and marketable title to and interest in all of the Assets. Except as set forth in Schedule 3.03, the Assets are free and clear of any restrictions on or conditions to transfer or assignment, mortgages, conditional sales agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions or restrictions (collectively, "Encumbrances").

Financial Statements. To the best knowledge of TSSI, the balance sheets of TSSI reflected in the federal income tax returns of TSSI for the years ended June 30, 1998 and 1997 fairly state the financial condition of TSSI, on a cash basis accounting method, as of such dates in all material respects.

Absence of Changes. Except as set forth in Schedule 3.05, since June 30, 1999, there has not been any: (a) transaction by TSSI other than in the ordinary course of business as previously conducted; (b) adverse change in the financial condition, Assets, Business or prospects of TSSI; (c) amendment or termination of any contract, agreement or license to which TSSI is a party, except for the performance and termination of contracts and agreements in the ordinary course of business, none of which has had or will result in a materially adverse effect, individually or in the aggregate, on the continued conduct of the Business as previously conducted; (d) mortgage, pledge or other encumbrance of, or the granting of any security interest or lien with respect to, any of the Assets; or (e) any other event or condition of any character that has had or in the future may have a materially adverse effect on the financial condition, business, Assets or prospects of TSSI or the Business as previously conducted.

Payment of Debts and Liabilities. TSSI will pay all accounts, debts, bills and liabilities of TSSI which are payable through the Closing Date or which subsequent to the Closing could become an encumbrance on or result in a secured interest in the Assets or otherwise affect the use of the Assets or conduct of the Business by SLG subsequent to the Closing.

                      No Conflicting Agreements or Orders.

(a) There is no provision of the Articles of Incorporation or By-laws of TSSI or of any contract, security agreement, lease, mortgage, indenture, or other document, instrument, license, franchise or agreement which is binding on TSSI or which affects TSSI or its properties, which conflicts with or in any way prevents or will be violated by the execution, delivery or carrying out of the terms of this Agreement.

(b) The execution, delivery and performance of the Agreement by TSSI will not constitute a default, or an event which with the giving of notice or the passage of time, or both, would constitute a default, under any of the foregoing nor be the grounds for the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any license, permit, franchise, certificate, consent or authorization.

(c) The execution, delivery and consummation of this Agreement by TSSI will not constitute or result in: (i) the creation or imposition of an Encumbrance on, or give to others any interest or right in or with respect to, any of the Assets, or (ii) a complete or partial withdrawal from any employer or multi-employer/employee benefit plan under ERISA, or any funding deficiency or lien under ERISA or any other law, rule or regulation applicable to the Assets or the Business. TSSI is not subject to any order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator, or federal, state, municipal or other governmental department, bureau, agency or instrumentality which would be violated by the execution, delivery or carrying out of the terms of this Agreement.

Compliance. To the best knowledge of TSSI, TSSI has conducted the Business and maintained its properties, including all real property covered by leases, in material compliance with, and is not in violation of, applicable laws, rules, regulations and orders of any federal, state and local government or regulatory body (including, without limitation, any and all applicable building, zoning and licensing laws, ordinances, regulations or orders affecting the location, size and function of the Assets and the operation of the Business and all Environmental Laws).

Litigation. No suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation is pending or (to the knowledge of TSSI or Shareholder) threatened against TSSI, or which otherwise might adversely affect the Business or financial condition of TSSI or any of the Assets, TSSI's right to transfer the same, the possession and use thereof, or the operation by SLG of a business similar to that heretofore conducted by TSSI.

Condition of TSSI. Except as set forth on Schedule 3.10, since June 30, 1999, TSSI has kept its Business and its organization intact; has kept available the services of its principal employees and agents; has maintained the good will of its customers; and has conducted the Business in the same manner as it had been conducted prior to that date.

Employment Agreements. Except as disclosed on Schedule 3.11, TSSI has not entered into, and has no obligation or liability with respect to, any employment or consulting agreement, executive compensation plan, collective bargaining agreement, deferred compensation agreement, bonus plan, employee pension plan or retirement plan, employee profit sharing plan, employee stock purchase or stock option plan, severance agreement or any other agreement or arrangement providing for remuneration or benefits to employees or their dependents.

Taxes. TSSI has filed all federal, state and local tax and information returns and estimates required to be filed by TSSI within the times and in the manner prescribed by law. TSSI has delivered to SLG true and complete copies of the federal income tax or information returns of TSSI for the years ended June 30, 1998 and 1997.

                             Intellectual Property.

(d) TSSI is the sole owner or an exclusive or non-exclusive licensee (in each case, separately identified as such) of the software programs and other works of authorship, trade names and trademarks listed on
         Schedule 3.13 (collectively, the "Intellectual Property"), which constitute all of the intellectual property sold, licensed or otherwise used by TSSI in connection with the Business.

(e) The sale, license or use of the Intellectual Property by TSSI does not infringe upon or conflict with the rights of others. None of the software programs, works of authorship, trade names or trademarks listed on Schedule 3.13, or any registration thereof, is infringed or has been challenged or threatened in any way. There is no potentially interfering trademark or trade name application of any third party.

(f) At Closing, TSSI will assign the Intellectual Property to SLG. TSSI agrees to change its name immediately following the Closing and thereafter not to use the name "Teacher Support Software" or any similar name and consents and agrees to the use of such name by SLG or any affiliate of SLG subsequent to the Closing.

Leases. Except as set forth on Schedule 3.14, no personal or real property used by TSSI and included in the Assets is held under any lease.

Insurance. TSSI has maintained and now maintains: (a) "all risk" insurance on the full fair market value of all of the Assets and on the Business, covering property damage by fire or other casualties, and (b) adequate insurance protection against all other liabilities, claims and risks against which it is customary to insure.

Other Contracts. Schedule 3.16 contains a complete and accurate list of all Assigned Contracts. TSSI has furnished SLG true and complete copies of all Assigned Contracts. There is no default of TSSI or event that with notice or lapse of time, or both, would constitute a default, nor, to the knowledge of TSSI or Shareholder, any default or threatened default by any other party thereto, existing with respect to any of such agreements. TSSI has received no notice that any party to any of such agreements intends to cancel or terminate any of the Assigned Contracts or to exercise or not exercise any options under any of the Assigned Contracts.

Suppliers. Attached as Schedule 3.17 is a list of the suppliers of goods and services to TSSI during the current year to date and for the year ended June 30, 1999.

Customers. TSSI has provided SLG with a list of TSSI's customers (the "Customer List") and the amount of purchases of each of them for the year ended June 30, 1999 and, separately, for the 10 month period ended April 30, 2000. At the Closing, TSSI will provide SLG with an update of the Customer List as of the close of the business day prior to the Closing Date (the "Closing Customer List").

ERISA. No employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of ERISA, whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, are or have been established, maintained or contributed to or by TSSI, including, for this purpose and for the purpose of all of the representations in this Section 3.19, all employers (whether or not incorporated) which by reason of common control are treated together with TSSI as a single employer within the meaning of Section 414 of the Code.

Environmental. The operations and activities of TSSI comply, and have in the past complied, in all respects, with all Environmental Laws. There are no pending or currently proposed changes to any Environmental Laws which, when implemented or effective, would have a material adverse effect on the operations of TSSI or the Business.

No Misrepresentation. No representation or warranty made by TSSI in this Agreement or any Schedule hereto or in any document or instrument delivered by or on behalf of TSSI to SLG in connection with this Agreement contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF SLG.

SLG hereby represents and warrants to, and covenants and agrees with, TSSI as follows:

Organization and Standing of SLG. SLG is a Missouri corporation, validly existing and in good standing under the laws of the State of Missouri.

Binding Agreement. This Agreement constitutes, and each other instrument to be executed and delivered by SLG in accordance herewith will constitute, when executed and delivered pursuant hereto, the valid and legally binding obligations of SLG.

Agreement Within Authority. The execution and delivery of this Agreement by SLG, the consummation of the transactions contemplated hereunder and the performance by SLG of this Agreement and the agreements and instruments which are executed and delivered in connection herewith in accordance with each of their terms will not violate: (a) the Articles of Incorporation or Bylaws of SLG, or (b) any judgment, order, writ, injunction, decree or demand against SLG of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

No Conflicting Agreements or Orders. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body is required as a condition to the validity of this Agreement as it relates to SLG or to give effect to the transactions contemplated hereby by SLG.

Corporate Action. The execution and delivery of this Agreement by SLG and the performance of all acts contemplated to be performed by SLG hereunder have been duly authorized by all necessary corporate action. SLG has duly executed and delivered this Agreement and the agreements or instruments which are executed by SLG in connection herewith.

No Conflict. The execution and delivery of this Agreement and each other instrument to be executed by SLG in accordance herewith and the consummation of the transactions contemplated herein by SLG will not conflict or be inconsistent with or result in the termination of or constitute a breach of or default under the terms of any indenture, mortgage, deed of trust, covenant, agreement or other instrument to which SLG is a party or to which its property is subject.

No Misrepresentation. No representation or warranty made by SLG in this Agreement or any Schedule hereto or in any document or instrument delivered by SLG in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

5.       COVENANTS OF SLG.

SLG further covenants and agrees with TSSI as follows:

Information. In the event the Closing is not consummated for any reason, all copies of non-public proprietary documents and information provided to SLG by TSSI hereunder will be returned to TSSI by SLG, and SLG shall maintain the same in confidence and will not disclose or utilize the same except with the consent, or for the benefit, of TSSI.

Performance of Assigned Contracts. After the Closing, SLG shall perform and discharge the obligations of TSSI that arise after the Closing Date under the Assigned Contracts.

Marketing and Customer Support. Following Closing, SLG agrees to use its reasonable best efforts to continue and improve the marketing efforts of TSSI with respect to the Business.

6.       COVENANTS OF TSSI.

TSSI  further  covenants  and agrees  with SLG that,  at all times  prior to the
Closing:

Access to Information. Promptly after the execution of this Agreement: TSSI shall give SLG and its counsel, accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, agreements and documents of or relating to TSSI and the Business.

Maintain Assets. TSSI will maintain the Assets on a current basis and in customary repair, order and condition.

Maintain Organization. TSSI will use its reasonable best efforts to keep its organization intact, keep available the services of its employees and maintain the relationship and goodwill of its customers. The compliance by TSSI with the provisions of this Section 6.03 shall not, however, create an obligation on the part of SLG to employ any employee of TSSI subsequent to the Closing.

Regular Course of Business. TSSI will conduct the Business in the ordinary course as previously conducted, and will not, without the prior written consent of SLG, purchase, sell or otherwise dispose of any property or assets, or incur any liability, obligation or commitment, or engage in any activity or transaction, except in the regular and customary course of business.

Insurance. TSSI will cause its policies of insurance relating to the Business and the Assets to continue to be kept in full force and effect and will refrain from taking any action which impairs the continued insurability of the Assets or the Business.

                             [Intentionally Deleted]

Business Changes. TSSI will not do or agree to do any of the following without the prior written consent of SLG:

(a) Enter into any contract, commitment or transaction not in the usual and ordinary course of the Business as heretofore conducted;

(b)      Make any material capital expenditure; or

(c)      Modify, amend, cancel or terminate any of the Assigned Contracts.

Consents. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Closing Date, TSSI will obtain the written consent of all persons whose consent to the execution and performance of this Agreement by TSSI is required, in form and substance acceptable to SLG; and TSSI will furnish SLG original executed copies of such consents as they are obtained. Promptly after execution and delivery of this Agreement, SLG will advise TSSI in writing regarding those consents required under this Section 6.08.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SLG.

The obligations of SLG to consummate the Closing are subject to fulfillment (or waiver by SLG), prior to or on the Closing Date, of the following conditions:

No Adverse Change. There shall have been no adverse change in or loss or damage to the Assets or the Business as previously conducted.

Representations, Warranties and Agreements of TSSI. The representations, warranties, covenants and agreements of TSSI shall be true and not breached as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by TSSI and Shareholder as of the Closing Date, and all of the obligations of TSSI hereunder shall have been duly performed.

Opinion of Counsel. SLG shall have received the favorable opinion of counsel for TSSI, dated as of the Closing Date, in the form of Schedule 7.03 and otherwise in form and substance reasonably satisfactory to SLG and SLG's counsel. In rendering such opinion, counsel for TSSI may rely on written certificates of the chief executive officer or the chief financial officer of TSSI and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of counsel with the knowledge and consent of the chief executive officer or the chief financial officer of TSSI.

Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority pertaining to the consummation of the Closing or to the Assets or the Business shall have been instituted or threatened on or before the Closing Date.

Corporate Approval. The execution and delivery of this Agreement by TSSI and the performance of its covenants and obligations hereunder, shall have been duly authorized by all necessary corporate and other action of TSSI, and SLG shall have received copies of all resolutions pertaining to such authorization and approval, certified as correct and in full force and effect as of the Closing by the Secretary of TSSI.

Consents. All necessary agreements, approvals and consents of any parties to the consummation of the transactions by TSSI contemplated by this Agreement, or otherwise pertaining to the matters covered by this Agreement related to TSSI, shall have been obtained by TSSI and delivered to SLG.

Officer's Certificate. SLG shall have received a certificate, dated the Closing Date, signed and verified by the President of TSSI, in the form of Schedule 7.07 hereto.

Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to SLG under this Agreement shall be satisfactory to SLG and its counsel.

Casualty Loss. The Business shall not have been curtailed or interrupted by, and the Assets shall not have been affected by, any loss, destruction or damage due to fire or other casualty, unless, if any such destruction or damage has occurred, SLG has determined that the loss, destruction or damage is not of such a nature as to curtail or interrupt the Business or determined that available insurance proceeds are sufficient to repair or replace any damaged or lost Assets and TSSI shall have assigned the proceeds of any such insurance to SLG, which TSSI agrees to do upon the request of SLG.

Termination of Existing License Agreement. The existing license agreement between SLG and TSSI for licensing of certain TSSI software for use in the Orchard Product Line shall be terminated, and in connection therewith, at Closing SLG shall have paid TSSI $10,000 in full satisfaction of its payment obligations thereunder.

Accountants' Letter. If required, SLG shall have obtained the advice in writing of Rubin, Brown, Gornstein & Co. that the Financial Statements are capable of being audited in such a manner as to be included by SLG in filings by SLG with the Securities and Exchange Commission under the Securities Exchange Act and the Securities Act.

Non-Competition Agreements with John B. Jinks, Jr., Lynn Domenech and Joseph Domenech. John B. Jinks, Jr., Lynn Domenech and Joseph Domenech will have entered into the Non-Competition Agreement set forth in Schedule 7.12 (the "Non-Competition Agreement").

Agreements with Ruth Smith and Jason Cook. Ruth Smith and Jason Cook shall have agreed to be employed by SLG on mutually acceptable terms.

Allocation of Purchase Price. TSSI and SLG shall have agreed on allocation, for income tax purposes, of the Purchase Price among the Assets.

SLG and TSSI shall have agreed upon the allocation of the Purchase Price to the Assets for Internal Revenue Service reporting requirements.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF TSSI.

The obligations of TSSI to consummate the Closing are conditioned on the fulfillment (or waiver by TSSI), prior to or on the Closing Date, of the following:

Representations, Warranties and Agreements of SLG. The representations, warranties, covenants and agreements of SLG herein will be true and not breached as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by SLG as of such time, and all of the obligations of SLG hereunder shall have been duly performed.

Opinion of Counsel. TSSI will have received the favorable opinion of counsel for SLG, dated as of the Closing Date, in the form of Schedule 8.03 and otherwise in form and substance satisfactory to TSSI and TSSI's counsel. In rendering their opinion, counsel for SLG may rely on written certificates of the officers of SLG and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of SLG's counsel with the knowledge and consent of such officers.

Assumption of Assigned Contracts. SLG will have assumed and agreed to perform the Post-Closing obligations of TSSI under the Assigned Contracts. Consents. Any necessary agreements and consents of any parties to the consummation of the transactions by SLG contemplated by this Agreement, or otherwise pertaining to the matters covered by this Agreement related to SLG, shall have been obtained by SLG and delivered to TSSI.

Officers' Certificate. TSSI will have received a certificate, dated the Closing Date, signed and verified by SLG's chief executive officer and chief financial officer, in the form of Schedule 0.

Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to TSSI by or on behalf of SLG under this Agreement shall be satisfactory to TSSI and its counsel.

Allocation of Purchase Price. TSSI and SLG shall have agreed on allocation, for income tax purposes, of the Purchase Price among the Assets.

Termination of Existing License Agreement. The existing license agreement between SLG and TSSI for licensing of certain TSSI software for use in the Orchard Product Line shall be terminated, and in connection therewith, at Closing SLG shall have paid TSSI $10,000 in full satisfaction of its payment obligations thereunder.

9.       INDEMNIFICATION.

This Article sets forth the respects in which SLG shall be indemnified by TSSI in the event SLG becomes obligated or liable for, or discharges, obligations or liabilities of TSSI and/or in the event of any misrepresentation or breach of warranty or agreement on the part of TSSI hereunder, and the respects in which TSSI shall be indemnified by SLG in the event TSSI shall become obligated for, or shall discharge, any liabilities of SLG (including the Assumed Liabilities subsequent to the Closing) and/or in the event of any misrepresentation or breach of warranty or agreement on the part of SLG hereunder.

                         Indemnification of SLG by TSSI.

(a) Representations, Warranties, Covenants and Agreements. TSSI agrees to indemnify SLG and hold SLG harmless against any and all loss, liability, damage, claim, cost and expense of any nature including, without limitation, attorneys' fees, arising from or in connection with any representation or warranty made by TSSI not being complete, accurate and true at the date of this Agreement and on the Closing Date, or the failure by TSSI to fulfill and fully perform each covenant or agreement to be performed on the part of TSSI under this Agreement or under any other instrument or document executed and delivered by TSSI in connection with the transactions contemplated hereby, as any of the same may be amended from time to time.

(b) Failure to Discharge Liabilities. TSSI agrees to indemnify SLG and hold SLG harmless against any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with: (i) any transferee liability law; (ii) any payment or performance made by SLG to any third party in order to perform or discharge fully or partially any liability or obligation of TSSI (except for the Assigned Contracts subsequent to the Closing), which SLG shall have the option but not be required to do; and (iii) any judgment or other circumstances pursuant to which SLG may be held liable or accountable for, or the Assets acquired hereunder or the Business subsequent to the Closing may be charged in respect of, any liability or obligation of TSSI other than the Assumed Liabilities.

(c) Remedies Not Exclusive. The rights and remedies of SLG under this Article or otherwise in this Agreement shall be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by the terms of this Agreement or at law or in equity or otherwise, which may exist on the part of SLG by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of TSSI. Such rights and remedies shall be cumulative and may be exercised at any time or from time to time, and any failure or delay of SLG in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of SLG. In addition to any other rights and remedies of SLG hereunder or otherwise, if TSSI is liable to indemnify SLG under the foregoing provisions, any amounts due and payable to SLG by reason of the obligations of TSSI to indemnify SLG and hold SLG harmless hereunder shall be subject to a right of setoff and reduction on the part of SLG against any amounts due and payable by SLG to TSSI hereunder or under any other agreement, including without limitation, any amounts due under the Note and any amounts due under the Contingent Payments. The choice of whether to set off such amounts or to pursue other remedies shall be at the discretion and designation of SLG, in whole or in part.

                         Indemnification of TSSI by SLG.

(d) Representations, Warranties, Covenants and Agreements. SLG agrees to indemnify TSSI and hold TSSI harmless against any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with any representation or warranty made by SLG not being complete, accurate and true at the date of this Agreement and on the Closing Date, or the failure by SLG to fulfill and fully perform each covenant or agreement to be performed on the part of SLG under this Agreement (including, but not limited to, SLG's failure to discharge the Assumed Liabilities as and when they become due subsequent to the Closing) or under any other instrument or document executed and delivered by SLG in connection with the transactions contemplated hereby, as any of the same may be amended from time to time.

(e) Remedies Not Exclusive. The rights and remedies of TSSI provided for in this Article or otherwise in this Agreement shall be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by the terms of other provisions of this agreement or at law or in equity or otherwise, which may exist on the part of TSSI by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of SLG hereunder. Such rights or remedies may be exercised at any time or from time to time, and any failure or delay of TSSI in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of TSSI.

Notice to Indemnifying Party. In the event that any party may be entitled to, or intends to assert a claim for, indemnification hereunder, not later than thirty
(30) days after actual notice of any claim or the filing of any action giving rise to such claim for indemnification, the indemnified party will, if a claim in respect thereof is to be made against another party or parties hereto, notify the indemnifying party or parties thereof. In case any action is threatened or brought against any indemnified party, and it notifies the indemnifying party or parties thereof, the indemnifying party or parties will be entitled to participate in or assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice of its election to assume the defense thereof, the indemnifying party or parties will no longer be liable for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall be entitled at all times to participate in the defense of any such action at its own cost.

10.      CLOSING AND RISK OF LOSS.

Place and Time. The Closing shall take place on the Closing Date at the offices of Gallop, Johnson & Neuman, L.C., 101 South Hanley Rd., St. Louis, Missouri 63105, or at such other place as may be agreed upon by SLG and TSSI.

Risk of Loss. The entire risk of loss with respect to the Assets will remain on TSSI until the transactions contemplated hereby are closed.

Simultaneous Performance. None of the transactions described in Article II to be performed at the Closing will occur unless all such transactions occur.

Transfer of Possession. Possession of the Assets shall be delivered to SLG at Closing.

11.      MISCELLANEOUS.

No Commission. All negotiations on behalf of TSSI and SLG, respectively, relative to this Agreement and the transactions contemplated hereby have been carried on by TSSI and SLG directly between TSSI and SLG and without the intervention of any third party, either as the result of any action of TSSI or SLG, or otherwise, to the knowledge of TSSI or SLG, in such manner as to give rise to any valid claim against TSSI, Shareholder or SLG for a finders' fee, brokerage commission or other like payment.

Survival of Representations and Warranties. The representations and warranties of SLG and of TSSI, respectively, contained herein, including without limitation those contained in Section 3.13(b) and (c), shall survive the Closing, regardless of any investigations made by or on behalf of or any disclosure to SLG or TSSI, for two years following the Closing Date, except that the representations and warranties provided under Section 3.03, 3.13(a), 3.14 and
3.21 shall survive the Closing for the period of any statute of limitations applicable thereto.

Change of Name. Immediately following the Closing, TSSI shall change its name to a name other than Teacher Support Software or any portion thereof or any name similar thereto.

Incorporation of Schedules. The Schedules hereto shall be deemed to be incorporated in and form a part of this Agreement.

Further Assurances. Each of the parties agrees to do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, instruments, documents, deeds and assurances as shall be required in order to carry out this Agreement and give effect hereto.

Limited Assumption of TSSI's Liabilities. EXCEPT FOR THE POST-CLOSING OBLIGATIONS UNDER THE ASSIGNED CONTRACTS, SLG DOES NOT HEREBY, OR OTHERWISE, ASSUME OR AGREE TO DISCHARGE OR PERFORM ANY LIABILITY OR OBLIGATION OF TSSI, AND NO SUCH ASSUMPTION OF ANY LIABILITY OF TSSI SHALL ACCRUE TO SLG BY OPERATION OF LAW OR OTHERWISE. In furtherance, and not by way of limitation, of the foregoing, it is expressly understood and agreed that in no event shall SLG assume or incur any liability or obligation under any other provision of this Agreement in respect of any of the following:

(a) any liabilities or obligations arising out of or in connection with the ownership, lease use or operation of any Assets prior to the Closing, or any liability or obligation under or in connection with any Excluded Asset;

(b) liabilities or obligations arising out of any breach by TSSI of any provision of any agreement, contract, commitment or lease, including but not limited to liabilities or obligations arising out of the failure of TSSI to perform any agreement, contract, commitment or lease, including any Assigned Contract, in accordance with its terms prior to the Closing;

(c) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by TSSI, or alleged to have been made by TSSI, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of TSSI on or prior to the Closing, including without limitation any claim related to damages or personal injury caused as a result of any defective product, the return or replacement of defective products or any claim seeking recovery for consequential damage, lost revenue or income;

(d)      [Intentionally Omitted]

(e) any liability or obligation arising prior to or as a result of the Closing to any employee, agent or independent contractor of TSSI, whether or not employed by SLG after the Closing (with any such employment being in the sole discretion of SLG), or under any benefit arrangement with respect to any such employment; or

(f) any liability or obligation of TSSI arising prior to the Closing related to any violation of any Environmental Law, whether or not disclosed in any Schedule hereto.

Transfer Taxes. All Florida sales, transfer, excise and other taxes, if any, payable by reason of the transactions contemplated hereunder shall be paid by TSSI. All Missouri sales, transfer, excise and other taxes, if any, payable by reason of the transactions contemplated hereunder shall be paid by SLG.

Notices. Any notice, consent, request, claim or other communication hereunder shall be in writing and shall be deemed to have been duly given at the time of mailing by United States Certified, Registered or Express mail, or by next business day courier (for example, Federal Express) postage or charges prepaid, addressed as follows:

                  If to SLG:

                                    Ernest R. Marx
                                    Siboney Learning Group, Inc.
                                    8135 Forsyth Boulevard, Suite 212
                                    St. Louis, Missouri  63105

                  with a copy to:

                                    John P. Walsh, Esq.
                                    Gallop, Johnson & Neuman, L.C.
                                    16th Floor
                                    101 South Hanley Road
                                    St. Louis, Missouri  63105

                  If to TSSI or Shareholder:

                                    Teacher Support Software, Inc.
                                    7257 New 4th Blvd. PMB
                                    Gainesville, Florida  32607

                  and to:

                                    John B. Jinks, Jr.
                                    87 Meigs Drive
                                    Shalimar, Florida  32579

                  with a copy to:

                                    W. Wesley Marsten, Esq.
                                    Clayton-Johnson, P.A.
                                    P.O. Box 23939
                                    Gainesville, Florida  32602

or to such other address as any party may designate by written notice hereunder.

Entire Agreement. This Agreement embodies the entire Agreement between the parties, and no representations, inducements, promises or other agreements, oral or otherwise, not embodied herein, shall be of any force or effect. This Agreement may not be modified or terminated except in writing signed by the parties hereto.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives. In the event SLG sells all or substantially all of the Assets to any third party, SLG will require the transferee to assume SLG's obligations under the Note and SLG's obligations to make the Contingent Payments. Such assumption, however, will not relieve SLG of its ultimate obligation to cause such obligations to be fulfilled.

Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party hereto in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person, firm or corporation that is not a party hereto.

Expenses of the Parties. All expenses involved in the preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and no other party shall have any liability in respect thereof. Notwithstanding the foregoing, if after execution of this Agreement, the transactions contemplated hereby are not closed for any reason other than breach by SLG of its obligations under this Agreement, or failure by SLG to meet a condition set forth in Article 8 of this Agreement, TSSI will pay SLG for all out-of-pocket accounting fees and attorneys' fees and expenses incurred in its due diligence review, but not to exceed $20,000.00.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Headings. The headings in the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

Mail and Communications. After the Closing, each party will promptly deliver to the other party the original of any mail or other communication received by that party but pertaining to the business of the other party.

                            [Intentionally Deleted]

Acquisition Subsidiary. SLG may, in its sole discretion, establish a subsidiary wholly owned by SLG for the purpose of acquiring the Assets and assuming the Assumed Liabilities and, if such subsidiary is so established, all references to SLG hereunder, where applicable, shall be deemed to be reference to such subsidiary.

Missouri Law to Govern. This Agreement shall be governed by and construed under the internal laws of the State of Missouri, without regard to its conflict of law provisions or interpretations which would otherwise cause the law of another jurisdiction to be applicable hereto, in any respect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                        SIBONEY LEARNING GROUP,  INC.,
                                        a Missouri  corporation


                                        By:
                                            ------------------------------------
                                            Ernest R. Marx,  President


                                        TEACHER SUPPORT  SOFTWARE, INC.
                                        a Florida corporation


                                        By:
                                            ------------------------------------
                                            John B. Jinks, Jr., President

The undersigned are signing this Agreement solely for the purpose of agreeing to sign the Non-Competition Agreement in the form set forth in Schedule 7.12 to this Agreement.


                                        ----------------------------------------
                                        John B. Jinks, Jr.


                                        ----------------------------------------
                                        Lynn Domenech


                                        ----------------------------------------
                                        Joseph Domenech

                                  SCHEDULE 1.01


"Assets" means the following property, real, personal and mixed, tangible or intangible, of TSSI: wherever located;

(g)      The TSSI Products;

(h) All furniture, fixtures and other items of tangible personal property listed on Schedule 1.01A;

(i) All computer software and other works of authorship, data bases, technologies, methods, trade secrets, know-how, inventions, copyrights, trade names, trademarks (and the goodwill of the Business symbolized thereby), and other intangible property rights, including the trademarks, copyrights and registrations therefor listed on Schedule 3.13;

(j) All promotional and advertising materials and supplies and all office materials and supplies and other products owned by TSSI or otherwise under the control of TSSI as of the Closing Date;

(k) All rights of TSSI under the Assigned Contracts, and all other rights, privileges, claims, demands and choices in action, including all rights under express or implied warranties;

(l)      All records of TSSI relating to Assigned Contracts; and

(m) TSSI's corporate name "Teacher Support Software, Inc. and all assumed names utilized by TSSI in connection with the Business.

"Assigned Contracts" means the Authors' Agreements, contracts, and other agreements listed in Schedule 3.17 to which TSSI is a party, a true copy of each of which has been delivered to SLG by TSSI, which is not set forth in Schedule 3.17, which Assigned Contracts will be assigned by TSSI to SLG at the Closing, and the performance of which will be assumed by SLG at the Closing.

"Assumed Liabilities" means only the liabilities and obligations of TSSI in respect of the obligations of TSSI for the performance of the Assigned Contracts subsequent to the Closing (but without liability for any breach, default or failure of performance prior to the Closing).

"Authors' Agreements" means those agreements listed in Schedule 1.01C under which the ownership of computer software programs (the "Software Programs") have been transferred to and are owned by the Company, in consideration of the payment of certain royalty payments.

"Business" is defined in Recital A of this Agreement.

"Closing" means the consummation of the transactions contemplated by this Agreement. TSSI and SLG may conduct the Closing on Friday, June 30, 2000, to be effective 12:01 a.m. on July 1, 2000 and may close by delivering to Gallop, Johnson & Neuman, L.C., in escrow, all agreements, documents and payments required to be delivered at Closing, for distribution to the appropriate parties upon confirmation by the escrow agent of receipt of all required items and receipt by the escrow agent of the directions of TSSI and SGI to distribute such items as required under this Agreement.

"Closing Customer List" is defined in Section 3.19(a).

"Closing Date" means 12:01 a.m. on July 1, 2000, or such other date and time as are mutually agreed upon in writing by TSSI and SLG; however, if and so long as all of the conditions to Closing have not been met, SLG shall have the option to extend the Closing Date to a date not later than September 30, 2000. "Code" means the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder. "Consulting Agreement" is defined in Section 7.12.

"Customer List" is defined in Section 3.19.

"Environmental Laws and Regulations" means any laws and related rules, regulations and orders, relating to pollution, nuisance or the environment including, without limitation: (i) the Federal Clean Air Act, 42 U.S.C. ss.ss.7401 et sec.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.ss.9601 et sec.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.ss.1101 et sec.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et sec.;
(v) the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1251 et sec.; (vi) the Solid Waste Disposal Act, 42 8.S.C.ss.ss.6901 et sec.; (vii) the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et sec.; (viii) laws relating in whole or part to emissions, discharges, releases or threatened releases of any Hazardous Material; and (ix) laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Materials.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

"Financial Statements" are defined in Section 3.04.

"Hazardous Materials" means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority, including, without limitation, anything which is (i) defined as a "pollutant" under 33 U.S.C. ss. 1362(6); (ii) defined as a "hazardous waste" under 42 U.S.C. ss. 6921; (iii) defined as a "regulated substance" under 42 U.S.C. ss.6991; (iv) defined as a "hazardous substance" under 42 U.S.C. ss. 9601(14); (v) defined as a "pollutant or contaminant" under 42 U.S.C. ss. 9601(33); (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

"Jinks" is defined in the first paragraph of this Agreement.

"SLG" is defined in the first paragraph of this Agreement.

"Shareholder" is defined in the first paragraph of this Agreement.

"TSSI" is defined in the first paragraph of this Agreement.

"TSSI  Products" means the  educational  software  products of TSSI set forth in
Schedule 3.14 and included in the Assets.

                                 SCHEDULE 1.01A

                      TANGIBLE ASSETS SELECTED BY PURCHASER


Teak Desk (65" x 30") with matching Credenza (55.5" x 21")

L-Shaped Teak Workstation

Teak Bookcase (32" x 70" x 12.5")

Desk Chair (Blue)

Black hologen floor lamp

PC Desktop Computer (2 Gig HD, 64 Meg Memory, 15" CTX, 166 MHz)

5-Drawer Lateral Filing Cabinet (42" x 65" x 18") with client files

4-Drawer filing cabinet (52" x 25" x 15")

Miscellaneous office supplies (stapler, pens, pencils, paper clips, pencil sharpener, note cards, hand-held calculator)

TSS Trade Show Display with signage, lights, extension cords, surge protectors and 2 Green Shipping Cases

Sharp XG-NV2U LCD Projector (Serial Number 802313576) with case

Hanging projector screen

Tabletop projector screen

Miscellaneous trade show supplies (2 rolling luggage cards, shipping cases, small plastic stands, 2 silk plant arrangements, supply kits, tape guns, panda bears, etc.)

Miscellaneous promotional materials (TSS catalogs, Word Works & Worksheet Magic 30-day CD's, etc.)

MacIntosh Desktop Computer for use at Trade Shows with rolling shipping case, speakers, surge protector, extension cord.

ACT 2000 Software

2 Metal Storage Shelving Units (36" x 72" each)

                                 SCHEDULE 1.01C

                                AUTHOR AGREEMENTS


1. Agreement with Lynn H. and Joseph A. Domenech, Jr. regarding "Word Works" and any programs or components of "Work Works" including:

         o     "Word Volcano"

         o     "Word Crunch"

         o     "Word Launch"

         o     "WorkSheet Magic"

         o     "Word Preview"

         o     "Spelling Theatre"

         o     "Word Chaining"

         o     "Speed Test"

         o     "Multiple Choice Test"

         o     "Word Challenge" (no longer published)

         o     "Word Order" (no longer published)

         o     "Word Memory" (no longer published)

         "Make-A-Book," "Make-A-Flash," and "Great Beginnings." Also included is "Take-A-Quiz" and Make-A-Quiz" (never published).

2.       Agreements  with  Blue  Chip  Education,   Inc.   regarding   "Language
         Experience Recorder Plus," "Sentence Starters" and Stories from the Planet Zee (no longer published)/

3. Agreements with Blue Chip Education and Dr. Shelley B. Wepner regarding "Reading Realities."

4. Agreement with Dr. Shelley B. Wepner regarding "Reading Realities Elementary Series" and "Read-A-Logo" (no longer published) and "Books & Beyond" and "The Outline" (never published).

5. Agreements with Dr. Shelley B. Wepner and Dr. Nancy E. Seminoff regarding "Think Abouts" (no longer published) and "Writing Realities" (never published).

6. Agreements with Dr. Shelley Wepner, Dr. Kent Layton and Jane Beaty regarding "Literature Lesson Links" (no longer published).

7.       Agreement with Phil LeFaivre regarding "Spelling Works."

8. Agreements with Kenneth J. Smith and Barbara D. Smith regarding "Navajo Vacation" (no longer published).

                                SCHEDULE 2.01(b)

                                 Promissory Note

$350,000.00 ____________, 2000

FOR VALUE RECEIVED, the undersigned, Siboney Learning Group, Inc., a Missouri corporation ("SLG"), promises to pay to the order of Teacher Support Software, Inc., a Florida corporation ("TSSI"), the principal sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), without interest, in fourteen (14) equal quarterly principal payments of Twenty-Five Thousand and No/100 Dollars ($25,000.00) each, with first payment on October 31, 2000, and succeeding payments on the last day of each quarter thereafter (January 31, April 30, July 31, and October 31), with a final payment of all then unpaid principal on January 31, 2004.

SLG may at any time prepay all or any part of the principal hereof, without prepayment penalty.

If default be made in the payment of any installment of principal hereunder within 30 days of date due, TSSI may, at its option, declare all unpaid indebtedness evidenced by this Note immediately due and payable. Failure of TSSI to exercise such right shall not constitute a waiver of such right or preclude or affect its right thereafter to exercise such option with respect to such default or any subsequent default.

If this Note, or any installment, is not paid within the cure period hereinabove set forth and is placed with an attorney for collection, SLG shall pay, in addition to the principal amount of this Note, an amount equal to the reasonable out-of-pocket attorneys' fees and expenses related to enforcement of this Note.

Presentment, demand for payment, protest, notice of protest, notice of dishonor and a diligence in bringing suit against any party hereof or any party liable hereon are hereby waived by all present and future parties hereto, whether as maker, endorsers, guarantors, sureties, or in any other capacity.

                                      SIBONEY LEARNING GROUP, INC.,
                                      a Missouri corporation,


                                      By
                                          --------------------------------------
                                          Ernest R. Marx, President

Payable at: 7257 New 4th Blvd., PMB, Gainesville, Florida 32607; or payable at any other address TSSI may designate by written notice to SLG.

                                    GUARANTEE

The undersigned, Siboney Corporation, a Missouri corporation, being the sole shareholder of Siboney Learning Group, Inc., a Missouri corporation ("SLG"), hereby guarantees the payment and performance of the foregoing Note, when due.

                                      SIBONEY CORPORATION


                                      By
                                          --------------------------------------
                                      Title
                                             -----------------------------------

                                SCHEDULE 2.02(a)

                           BILL OF SALE AND ASSIGNMENT


         TEACHER SUPPORT SOFTWARE, INC., a Florida corporation ("TSSI"), for and in consideration of certain payments made by SIBONEY LEARNING GROUP, INC., a Missouri corporation ("SLG"), pursuant to that certain Asset Purchase Agreement among Buyer, Seller, TSSI and SLG dated June 8, 2000 (the "Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby GRANT, BARGAIN, SELL, TRANSFER, CONVEY and DELIVER unto Buyer, its successors and assigns, good and marketable title to all of the assets (tangible and intangible, real, personal and mixed) owned or used by Seller and included in the definition of "Assets" in Schedule 1.01 of the Agreement, with full warranties of title and with full substitution and subrogation to all rights and actions of warranty against all preceding owners, free and clear of all defaults, liens, claims, charges, encumbrances, security interests, pledges, restrictions, deeds of trust, mortgages and title impediments.

         Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

         TO HAVE AND TO HOLD, all and singular, the said personal property to SLG and its successors and assigns, to and for their own use forever, free and clear of all defaults, liens, claims, charges, security interests, mortgages, deeds of trust, encumbrances, pledges, restrictions and title impediments.

         TSSI shall execute and deliver from time to time hereafter, upon reasonable request, all such further documents and instruments as may be necessary to deliver the Assets to SLG.

         All of the representations and warranties of TSSI with respect to the Assets which are contained in the Agreement are incorporated herein by reference.

         IN WITNESS WHEREOF, Seller, by its duly authorized officer has executed this Bill of Sale as of the ____ day of _____________________, 2000.


                                       TEACHER SUPPORT SOFTWARE, INC.


                                       By
                                           -------------------------------------
                                       Title
                                              ----------------------------------
                                                         "TSSI"

                                SCHEDULE 2.02(b)

                              ASSUMPTION AGREEMENT

         THIS ASSUMPTION OF LIABILITIES AGREEMENT (the "Assumption Agreement") is made and entered into as of the ____ day of __________________, 2000, by and between TEACHER SUPPORT SOFTWARE, INC., a Florida corporation ("TSSI") and SIBONEY LEARNING GROUP, INC., a Missouri corporation ("SLG").

RECITALS

         TSSI and SLG entered into that certain Asset Purchase Agreement dated as of June 8, 2000 (the "Agreement") pursuant to which SLG has agreed to purchase specific assets in the Agreement (collectively, the "Assets") and to assume, satisfy and discharge the Assumed Liabilities as defined in Section 1.01 of the Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. In consideration of the execution of this Assumption Agreement and the transfer and conveyance of the Assets by TSSI to SLG thereunder, SLG hereby assumes and agrees to satisfy and discharge the Assumed Liabilities as and when they become due. Except for the Assumed Liabilities, SLG does not assume any liabilities or obligations of TSSI.

         2. This Assumption Agreement is binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

         3. This Assumption Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri determined without reference to conflicts of law principles.

         4. All capitalized terms used in this Assumption Agreement shall have the same definitions as set forth in the Agreement, unless otherwise defined in this Assumption Agreement.

         5.  This   Assumption   Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall be deemed one original.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Assumption Agreement to be executed on and as of the day and year first above written.



TSSI:                                   SLG:

TEACHER SUPPORT SOFTWARE, INC.          SIBONEY LEARNING GROUP, INC.


By                                      By
  -------------------------------          -------------------------------------

Title                                   Title
     ----------------------------             ----------------------------------

                                  SCHEDULE 3.05

                         CHANGES TO FINANCIAL CONDITION

In addition to the standard resale agreements with dealers, TSS has entered into the following agreements with various entities to expand the market for its products.

         1. TSS executed a licensing agreement to place certain software in the "Classwork" package. The 2000 series of Classwork did not include any TSS products. It is not known at this time if the next release will include any TSS products.

         2. TSS executed a licensing agreement with Zaner-Bloser to create custom spelling software for the Spelling Connection Series (grades 1-8). This custom package is based on existing TSS products.

         3.    TSS  has   signed  a   non-standard   agreement   with   Sunburst
               Communication to include 2 of its products in the Sunburst Catalog. Sunburst will absorb all of the costs associated with
               creating  and  mailing  the  catalog.   TSS  is  responsible  for
               manufacturing the product that is being sold to Sunburst at a special price.

         4. TSS has tried to conduct its business so as to remain competitive in and educational software industry that is going through a period of great change. A number of the strongest dealers in past years have not performed well in this fiscal year. The attached balance sheets illustrate the change in financial position of TSS since 6/30/99.

                                  SCHEDULE 3.10

                       CHANGES TO BUSINESS & ORGANIZATION

Since June 30, 1999, there have been a number of changes to the business organization of TSS. TSS has continued to conduct its business in the most cost effective manner available to the company. TSS has always tried to maintain the goodwill of its customers. The list below contains the changes to the business and organization. They are listed in no particular order.

         1.    Debbie Branson left TSS to start her own company.

         2. Lynn Domenech came back to the organization as a full-time executive.

         3. Tony Domenech resigned as chief executive in 2000. He is no longer working on a daily basis at TSS, but remains a shareholder and on consulting staff.

         4. There were a number of changes to the production/shipping department. The entire process was reengineered to resolve the error rate and reduce cost.

         5. The PC programmer and the MAC programmer on staff were replaced by Jason Cook. TSS adopted a policy of outsourcing most programming chores while keeping maintenance of existing code in-house.

         6. The company discovered a problem with its Word Works Vocabulary Series when installed in a network environment. After a great deal of investigation work and testing, the scope of the problem was identified and a solution designed.

                                  SCHEDULE 3.11

                              EMPLOYMENT AGREEMENTS

TSS has a software sales agreement with Target Marketing, Inc. regarding the services of Ruth Smith. The agreement will be superseded on 6/26/00 by a new employment agreement between SLG and Ruth Smith. TSS has not been involved in the negotiation of this agreement and is not a party to it.

                                  SCHEDULE 3.13

                          A. Trademarks and Tradenames

Teacher Support Software                   U.S. Application
    Pathway                                Ser. No. 74-733,709
Reading Realities                          U.S. Reg. No. 1,782,499
Read-A-Logo                                U.S. Reg. No. 1,782,498

                         B. U.S. Copyright Registrations

Make-A-Book                                Reg. No. TX3658730
Worksheet magic                            Reg. No. TX368581
Word works vocabulary series               Reg. No. TX368651
Reading realities:  MS DOS version/        Reg. No. TX2844845
    teacher's manual
Reading realities elementary               Reg. No. TX2844962
Sentence starters                          Reg. No. TX2169003
Language experience recorder plus          Reg. No. TX2169002
Great beginnings                           Reg. No. TX2169000
Make-a-flash                               Reg. No. TX2168999
Read-a-logo                                Reg. No. TX2168998
Word parts                                 Reg. No. TX1545325
Language experience recorder               Reg. No. TX1545324
Keyboard orientation                       Reg. No. TX1340521
                                               Supp. Reg. No. TX1-020-550, 1982
Word programs                              Reg. No. TX1340520
Word volcano                               Reg. No. TX1209155
Keyboard                                   Reg. No. TX1020550
Word launch                                Reg. No. TX946295

To the extent not included in Section B above, the following:

o        Word Works Series
o        Word Launch
o        Word Volcano
o        Word Challenge
o        Word Crunch

o        Make-A-Flash
o        Make-A-Book
o        WorkSheet Magic
o        The Language Experience Series
o        Read-A-Logo
o        Sentence Starters
o        Great Beginnings
o        The Language Experience Recorder Plus
o        Reading Realities Elementary
o        Personal Series
o        Family Series
o        School Series
o        Reading Realities At Risk
o        Real Life Issues
o        Jury Series
o        Career Series

                                  SCHEDULE 3.14

                            PERSONAL PROPERTY LEASES

The following items included in the Assets to be purchased are currently held by TSS under a lease agreement.

         1.       Postage Meter and Scale.

                                  SCHEDULE 3.16

                               ASSIGNED CONTRACTS

1.       Authors' Agreements listed on Schedule 1.01C.

2.       Letter Agreement with Sunburst  Technology  Corporation dated April 20,
         2000.

3.       Finder's Fee Agreement,  dated  February 21, 2000 with Meeting  Support
         Unlimited.

4.       Dealer Resale  Agreement  dated  November 8, 1999 with Meeting  Support
         Unlimited.

5. Recording Release with Instar Sherven regarding Wordworks Vocabulary Program Voice.

6. Electronic Software Distribution Agreement dated November 30, 1998 with Digital River, Inc.

7.       Apple Software Distribution Agreement,  with next renewal date June 14,
         2000.

8.       Classworks  Software   Publishing  and  Distribution   Agreement  dated
         November 4, 1998 with Davidson & Associates, Inc.

9.       Software License Agreement dated August 24, 1998 with MindVision, Inc.

10.      Royalty   Contract   Agreement,   dated  June  30,  1999  with  Cottage
         Communications/Phil LeFaivre.

11.      ProVoice  License and Use  Agreement  with FIRST BYTE dated January 20,
         1993.

12. Distribution Agreement (Installer) dated May 25, 1995 with Apple Computer, Inc.

                                  SCHEDULE 3.17

                                LIST OF SUPPLIERS

                              (See attached list.)

                                  SCHEDULE 7.03


                             ________________, 2000


Siboney Learning Group, Inc.
8135 Forsyth Boulevard, Suite 212
St. Louis, Missouri 63105

Ladies and Gentlemen:

         We have acted as counsel for Teacher Support Software, Inc., a Florida corporation ("TSSI") in connection with that certain Asset Purchase Agreement (including the Schedules and Exhibits thereto, the "Purchase Agreement"), dated as of June 8, 2000, by and between Siboney Learning Group, Inc., a Missouri corporation ("SLG") and TSSI. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given them in the Purchase Agreement. This opinion is furnished to you under Section 7.03 of the Purchase Agreement.

         In the preparation of this opinion, we have reviewed and rely upon:

         1. The Purchase Agreement;

         2. Resolutions of the board of directors and shareholders of TSSI, authorizing the execution, delivery and performance of the terms of the Purchase Agreement and consummation of the transactions contemplated thereby by TSSI, as certified to us by an officer of TSSI;

         3. Such other agreements, instruments and documents as are required to be executed and performed under or in connection with the Closing of the Purchase Agreement (the "Transaction Documents"), as delivered by or on behalf of TSSI or Purchaser at the Closing;

         4. A Certificate of Good Standing delivered to us by the Secretary of State of the State of Florida, evidencing the good standing of TSSI under the laws of the State of Florida, and verbal representations made to us by the office of the Secretary of State of the State of Florida, confirming that TSSI remains in good standing as of the date of this opinion;

         5. The factual representations and warranties of TSSI in the Purchase Agreement and the Transaction Documents;

         6. A copy of the Articles of Incorporation of TSSI, as certified by the Secretary of State of the State of Florida; and

         7. A copy of the Bylaws of TSSI, as certified to us by an officer of TSSI.

         In addition, we have reviewed such matters of law and fact as we have considered necessary for purposes of rendering the opinion letter.

         In the examination of such documents, we have assumed the genuineness of all signatures, whether original or photostatic, except that of the officers of TSSI the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of the originals of all such latter documents, and the truth and correctness of statements made by TSSI, including, without limitation, the representations and warranties of TSSI contained in the Purchase Agreement and the Transaction Documents, and we have relied upon the accuracy of material factual matters contained therein.

         The opinions expressed by us herein are expressly limited to the laws of the State of Florida and federal law, where applicable.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify only that no information has come to the attention of our present partners or associates who have devoted substantive attention to the Purchase Agreement or Transaction Documents and the attorney primarily responsible for the representation of the Seller that would give us actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, however, we have not undertaken any independent investigation to determine the existence or the absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of TSSI.

         Based solely on the foregoing, we are of the opinion that as of the date hereof:

         1. TSSI is a corporation validly existing and in good standing under the laws of the State of Florida and has all of the necessary power and authority to own and lease its assets as now owned and leased and to carry on its business as now being conducted.

         2. TSSI has full corporate power and legal authority to enter into the Agreement and to consummate the Transactions contemplated thereby, which have been duly authorized by all proper and necessary corporate and other action on the part of TSSI.

         3. The purchase Agreement and the Transaction Documents constitute the legal, valid and binding obligations of TSSI, enforceable in accordance with their respective terms.

         4. To our knowledge, the execution, delivery and performance of the Purchase Agreement by TSSI, and the execution, delivery and performance of the Transaction Documents, do not violate any provision of the Articles of Incorporation or Bylaws of TSSI or any agreement, indenture, instrument, lease, contract or other undertaking to which TSSI is a party.

         5. To our knowledge, the execution, delivery and performance of the Purchase Agreement and the Transaction Documents by TSSI do not violate any law applicable to TSSI or the Assets.

         6. Except as described in the Purchase Agreement, to our knowledge the Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all mortgages, conditional sales agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions or restrictions.

         7. To our knowledge, except as described in the Purchase Agreement, no consent, license, approval, or authorization of any governmental authority or regulatory body, or of any other person or entity, is required to be obtained by Seller or the Shareholders in connection with the due execution, delivery and performance of the Purchase Agreement or the Transaction Documents by TSSI.

         8. To our knowledge, except as described in the Purchase Agreement, TSSI is the owner, licensee or otherwise the authorized user of all patents, trademarks, service marks, trade names and copyrights of all such items used in connection with TSSI's Business and we have no knowledge of any claim that TSSI's use of such items infringes upon or conflicts with any patent, trademark, service mark, trade name or copyright of others.

         9. To our knowledge, except as described in the Purchase Agreement, no suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation is pending or threatened against TSSI which could adversely affect the Business or financial condition of TSSI or the Assets, TSSI's right to transfer the same, the Transactions contemplated by the Purchase Agreement, or the possession and use of the Assets, or the operation by purchaser of a business similar to the Business, as heretofore conducted by TSSI, subsequent to the Closing.

         With respect to the opinions expressed herein, we advise you that we express no opinion as to (i) conflicts of law or choice of law provisions; and
(ii) the availability of equitable remedies because such remedies are subject to the discretion of the court before which a proceeding therefor may be brought. In addition, the terms of the Purchase Agreement and the Transaction Documents may be limited by the United States Bankruptcy Code, or other bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights or the relief of debtors generally, as may be in effect from time to time.

         This opinion is addressed to the Purchaser and is solely for the Purchaser's use. Accordingly, it may not be relied upon by or disclosed to any other person, or for any other purpose, other than in connection with the transaction and documents referred to herein and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without the prior written consent of this firm. We assume no obligation to advise Purchaser of any changes concerning the above which may hereafter come or be brought to our attention.

                                            Very truly yours,

                                  SCHEDULE 7.07

                              OFFICER'S CERTIFICATE

         Pursuant to Sections 7.02 and 7.07 of that certain Asset Purchase Agreement dated June 8, 2000 (the "Purchase Agreement") among Teacher Support Software, Inc. ("TSSI"), Siboney Learning Group, Inc. ("SLG"), the undersigned, being the President of TSSI, does hereby certify that the representations, warranties, covenants and agreements of TSSI included in the Purchase Agreement and in any schedule or other instrument or document delivered pursuant thereto are true and not breached as of the date hereof, with the same effect as though such representations, warranties, covenants and agreements had been repeated as of this date, and all of the obligations of TSSI thereunder have been duly performed.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of ___________________, 2000.




                                          --------------------------------------
                                          John B. Jinks, Jr.,
                                          President of
                                          Teacher Support Software, Inc.

                                  SCHEDULE 7.12

                      [Separate Agreements to be signed by
                       John B. Jinks, Jr., Lynn Domenech,
                              And Joseph Domenech]

                            NON-COMPETITION AGREEMENT

This Non-Competition Agreement is entered into as of __________________, 2000, by the undersigned ("Undersigned") and Siboney Learning Group, Inc., a Missouri corporation ("SLG") in connection with the execution, delivery and consummation of the transactions contemplated by certain Asset Purchase Agreement ("Purchase Agreement"), dated June 8, 2000 between Teacher Support Software, Inc., a Florida corporation ("TSSI") and SLG.

RECITALS

A. The Undersigned has occupied a position of trust and confidence with TSSI prior to the date hereof and has become familiar with the assets of TSSI, including the intellectual property assets and other assets being sold by TSSI to SLG.

B. Among the conditions to the obligation of SLG to close purchase of certain assets from TSSI under the Purchase Agreement is the requirement that the Undersigned and others execute a Non-Competition Agreement on the terms hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees as follows:

         1. For a period of two (2) years after the Closing (as defined in the Purchase Agreement), the Undersigned agrees that the Undersigned will not, directly or indirectly, license or sell any software to third parties which has the look or feel of any of the Assets (as defined in the Purchase Agreement), or any software that utilizes the source code, content or instructional design of any of the Assets, provided that: (1) this covenant shall not prohibit the Undersigned, acting on behalf of TSSI, from continuing to do business with Zaner-Blozer, provided that TSSI and the Undersigned shall cause Zaner-Blozer to agree that any products developed with the contribution of the undersigned can only be developed by Zaner-Blozer to work with and/or be sold exclusively with other Zaner-Blozer products; and (2) the Undersigned may develop new educational software that does not violate this section. In the event new educational software is developed by the Undersigned during the term of this covenant not to compete, said new software will first be offered to SLG. The Undersigned, as author of such new software, and SLG agree to negotiate in good faith to enter into a mutually agreeable license or purchase agreement with respect to such software. In the event an agreement to license or purchase such new software is not reached within sixty (60) days of notification by the Undersigned to SLG of the development of such new software, the undersigned may sell or license such software to third parties.

         2. SLG acknowledges that the undersigned may wish to use the word database which is a part of the Assets, and SLG agrees that it will negotiate in good faith with the undersigned to license such word database. If a license acceptable to the undersigned and SLG is not reached within 60 days after receipt by SLG of notice by the undersigned that the undersigned wishes to use such word database, such word database may not be used by the undersigned in conjunction with any new software.

         3. If the undersigned breaches any of the covenants set forth in this Agreement, SLG will be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 1 of this Agreement, it being agreed that money damages alone would be inadequate to compensate SLG and would be an inadequate remedy for such breach. In addition, SLG will be entitled to such damages as it may demonstrate from any such breach.

         4. This Agreement is binding upon and inures to the benefit of the Undersigned, SLG and their respective affiliates, successors and assigns.

         5. The rights and remedies under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation unless in writing signed by the other party; and (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given.

         6. This Agreement will be governed by the laws of the State of Missouri, without regard to conflicts-of-laws principles.

         7. Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be invalid, then such provision or term will be ineffective only to the extent of such invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 1 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants shall be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area will be effective, binding and enforceable against the undersigned.

         8. Any notices under this agreement must be in writing and will be deemed to have been given when (a) delivered in person, (b) sent by facsimile (with written confirmation of receipt), or (c) when received by addressee if sent by nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimiles as a party may designate by notice to the other parties):

                      SLG:

                      Siboney Learning Group,  Inc.
                      8135 Forsyth  Boulevard St.
                      Louis,  Missouri 63105
                      Attention: Ernest R. Marx, President
                      Facsimile No.(314) 726-1571

                      The undersigned:


                      ------------------------------------
                      ------------------------------------
                      ------------------------------------
                      Facsimile No.:
                                    ----------------------

IN WITNESS WHEREOF, the Undersigned and SLG have executed this Agreement as of the date first above written.


                                     -------------------------------------------

                                     Name:
                                           -------------------------------------

                                     SLG:

                                     SIBONEY LEARNING GROUP, INC.,
                                     a Missouri corporation


                                     By
                                         ---------------------------------------
                                     Title
                                            ------------------------------------

                                  Schedule 8.03


                           _____________________, 2000


Teacher Support Software, Inc.
1035 N.W. 57th Street
Gainesville, Florida  32605

Gentlemen:

         We have acted as counsel for Siboney Learning Group, Inc., a Missouri corporation ("SLG"), in connection with that certain Asset Purchase Agreement (including the Schedules and Exhibits thereto, the "Purchase Agreement"), dated as of June 8, 2000 by and between Teacher Support Software, Inc., a Florida corporation ("TSSI") and SLG. We have also acted as counsel for Siboney Corporation, a Maryland corporation ("Siboney"), in connection with its guaranty of the Note (as defined in the Purchase Agreement) (the "Guaranty"). Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given them in the Purchase Agreement. This opinion is furnished to you pursuant to Section 8.03 of the Purchase Agreement.

         In preparation of this opinion, we have reviewed and we rely upon:

         1. The Purchase Agreement and the Assignment and Assumption;

         2. Written Consent of the Board of Directors of SLG, authorizing the execution and delivery of the Purchase Agreement and execution and delivery of the Assignment and Assumption and consummation of the transactions contemplated by the Purchase Agreement and the Assignment and Assumption, as certified to us by an officer of SLG;

         3. Such other agreements, instruments and documents as are required to be executed and performed under or in connection with the Closing of the Purchase Agreement (the "Transaction Documents"), as delivered by or on behalf of SLG, Siboney or TSSI at the Closing;

         4. A Certificate of Good Standing delivered to us by the Secretary of State of the State of Missouri, evidencing the good standing of SLG under the laws of the State of Missouri, and verbal representations made to us by the office of the Secretary of State of the State of Missouri, confirming that SLG remains in good standing as of the date of this opinion;

         5. A Certificate of Good Standing delivered to us by the Secretary of State of the State of Maryland, evidencing the good standing of Siboney under the laws of the State of Maryland and verbal representations made to us by the office of the Secretary of State of the State of Maryland confirming that Siboney remains in good standing as of the date of this opinion;

         6. The factual representations and warranties of SLG in the Purchase Agreement and the Transaction Documents;

         7. A copy of the Articles of Incorporation of SLG, as certified by the Secretary of State of the State of Missouri;

         8. A copy of the Bylaws of SLG, as certified to us by an officer of SLG;

         9. A copy of the Articles of Incorporation of Siboney, as certified by the Secretary of State of the State of Maryland;

         10. A copy of the Bylaws of Siboney, as certified to us by an officer of Siboney; and

         In the examination of such documents, we have assumed the genuineness of all signatures, whether original or photostatic, except that the officers of SLG and Siboney, respectively, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of the originals of all such latter documents, and the truth and correctness of statements made by SLG or Siboney, including, without limitation, the representations and warranties of SLG contained in the Purchase Agreement and the Transaction Documents, and we have relied upon the accuracy of material factual matters contained therein. We have also assumed the due authorization, execution and delivery by TSSI of the Purchase Agreement and any Transaction Documents to which TSSI is a party.

         The opinions expressed by us herein are expressly limited to the laws of the State of Missouri, the statutory business corporation law of the State of Maryland and federal law, where applicable.

         In addition, we have reviewed such matters of law and fact as we have considered necessary for purposes of rendering the following opinions and have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of TSSI and that such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed herein.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify only that no information has come to the attention of our present partners or associates who have devoted substantive attention to the Purchase Agreement or Transaction Documents and the attorney primarily responsible for the representation of the SLG and Siboney that would give us actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, however, we have not undertaken any independent investigation to determine the existence or the absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of SLG or Siboney.

         Based solely upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that as of the date hereof:

         1. SLG is a Missouri corporation validly existing and in good standing under the laws of the State of Missouri and has all of the necessary power and authority to carry on its business as presently conducted.

         2. SLG is duly qualified to transact business and is in good standing as a foreign corporation under the laws of the State of Missouri.

         3. Siboney is a Maryland corporation validly existing and in good standing under the laws of the State of Maryland and has all of the necessary power and authority to carry on its business as presently conducted.

         4. SLG has full corporate power and legal authority to enter into the Purchase Agreement and to consummate the Transactions contemplated thereby, which have been duly authorized by all proper and necessary corporate and other action on the part of SLG, and when executed and delivered by SLG the Transaction Documents will constitute the valid and binding obligations of SLG, enforceable against SLG in accordance with its terms.

         6. Siboney has full corporate power and legal authority to enter into the Guaranty and to consummate the Transactions contemplated thereby, and by the Guaranty, which have been duly authorized by all proper and necessary corporate and other action on the part of Siboney, and when executed and delivered by Siboney the Guaranty will constitute the valid and legally binding obligations of Siboney, enforceable against Siboney in accordance with its terms.

         7. To our knowledge, the execution, delivery and performance of the Transaction Documents by SLG do not violate any law which in the exercise of customary professional diligence would reasonably be recognized as being directly applicable to SLG.

         8. To our knowledge, the execution, delivery and performance of the Guaranty by Siboney do not violate any law which in the exercise of customary professional diligence would reasonably be recognized as being directly applicable to Siboney.

         9. To our knowledge, except as described in the Purchase Agreement, no consent, license, approval, or authorization of any governmental authority or regulatory body, or of any other person or entity, is required to be obtained by SLG or Siboney in connection with the due execution, delivery and performance of the Purchase Agreement or the Transaction Documents by SLG or the Guaranty by Siboney.

         With respect to the opinions expressed herein, we advise you that we express no opinion as to: (I) conflicts-of-law or choice-of-law provisions; and
(ii) the availability of equitable remedies because such remedies are subject to the discretion of the court before which a proceeding therefor may be brought. In addition, the terms of the Purchase Agreement, the Guaranty and the Transaction Documents may be limited by Title 11 of the United States Code, or other bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights or the relief of debtors generally, as may be in effect from time to time.

         To our knowledge, except as described in the Purchase Agreement, we hereby confirm to you that no suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation is pending or threatened against SLG or Siboney.

         This opinion is addressed to the TSSI and is solely for TSSI's use. Accordingly, it may not be relied upon by or disclosed to any other person, or for any other purpose, other than in connection with the transaction and documents referred to herein and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without the prior written consent of this firm. We assume no obligation to advise TSSI of any changes concerning the above which may hereafter come or be brought to our attention.

                                        Very truly yours,



                                        GALLOP, JOHNSON & NEUMAN, L.C.

                                  SCHEDULE 8.05

                              OFFICERS' CERTIFICATE

         Pursuant to Sections 8.02 and 8.09 of that certain Asset Purchase Agreement dated June 8, 2000 (the "Purchase Agreement") between Teacher Support Software, Inc. ("TSSI") and Siboney Learning Group, Inc. ("SLG"), the undersigned, being the Chief Executive Officer of SLG, does hereby certify that the representations, warranties, covenants and agreements of SLG included in the Purchase Agreement and in any schedule or other instrument or document delivered pursuant thereto are true and not breached as of the date hereof, with the same effect as though such representations, warranties, covenants and agreements had been repeated as of this date, and all of the obligations of SLG thereunder have been duly performed.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of ____________________, 2000.



                                            ------------------------------------
                                            Ernest R. Marx, President and Chief
                                            Executive Officer of SLG